Exhibit99Exhibit 99

MINUTES

OF THE

MEETING OF THE BOARD OF DIRECTORS

CALL TO ORDER

The Regular Meeting of the Board of Directors of Pismo Coast Village, Inc. was called to order September 16, 2023, by President George Pappi, Jr. at 10:06 a.m. General Manager, Lesley Marr, Executive Assistants, Jessi Adkins, Tina Palmer were guests, and shareholders were in attendance.

PLEDGE OF ALLEGIANCE AND INVOCATION

Mr. Buchaklian led the Pledge of Allegiance at 10:07am and Mr. Johnson gave the invocation.

PRESIDENT’S MESSAGE

Mr. Pappi welcomed the Directors and shareholders to the meeting. He thanked the shareholders for their attendance. He expressed his appreciation to management and the staff for all the effort and hard work. George introduced the Corporation’s Attorney, Daniel Chung. Daniel was retained for address serious Shareholder concerns. The Board was advised and agreed very strongly that they are not to answer any questions after this meeting, without consulting Mr. Chung.

ROLL CALL

Mr. Willems called Roll. All members of the Board were present with the exception of Karen King, Jerry Roberts, and Jack Williams. Mr. Willems declared a quorum.

PRIOR MINUTES REVIEWED

Mr. Wayne Hardesty moved the minutes of the Board of Directors’ Meeting held July 15, 2023, to be accepted as submitted. Marcus Johnson seconded, and the motion was carried unanimously.

GENERAL MANAGER’S REPORT

Ms. Marr, General Manager, gave her Manager’s Report

August Revenue was $1,049,653.99.

Total expenses were $639,845.41 which was $10K under budget.

Net Income for August was $230,975.18.

YTD Net Income $994,038.47

The Company continues to be in the black with sizable reserves.

New uniforms for the Team Members were launched giving them a polished professional look and a sense of unity.  We’ve received a number of compliments which they really enjoy.

We have a number of new team members, so please be sure to welcome them to the PCV Family.  We have Jessi Adkins and Tina Palmer in the Corporate Office, Mason Molletta as Guest Services Manager overseeing reservations and security.

The Maintenance, Landscape & Clean team has done an amazing job improving current landscaping and adding new landscaping to beautify the Resort.  Jason Garcia is another new team member that has done an amazing job with the grass and upgrading our irrigation system.  Jason has a great suggestion to move the irrigation heads to the middle of the green to assist in eliminating water spots on freshly detailed rigs.  The Clean Team amazes me every day by making the Resort gleam.  We also welcomed Cliff Johnson back to the team.  He and Nancy Ulrich as Maintenances Lead are doing a great job guiding the team.

September 16, 2023

The Recreation Team has done an excellent job this summer introducing many fun and crafty activities.

The team has been working on many projects over the last few months.  As you may have noticed, the sheds next to the basketball courts are getting much-needed repair.  This project finishes the shed restorations that Jay started prior to retirement.  The sheds next to accounting were completed last fall.

Garing, Taylor & Associates has completed the application for the new self-storage lot in Nipomo and submitted it to the County at the beginning of August.  We are in discussion with possible wood vendors to harvest the trees on the property to minimize the expense of removing them.

The Archeological Survey I was completed in late May, and we are scheduling the Archeological Survey II for August.  We are not expecting to discover anything of significance.

The Nipomo property was purchased with a billboard located on it.  We are renewing the agreement with an increased lease payment from $3300 annually to $10,029 per year.

Garing, Taylor & Associates are also working on surveying and setting the corners for Lot Z, so we can assess the options for development.  That survey should be completed prior to the end of 2023.

The Solar Project being managed by Shore Break Energy for Lot A submitted our interconnection application prior to the April 15, 2023, deadline to grandfather PCV into the NEM 2.0 billing structure.  Shore Break Energy has submitted permits and will be providing a construction and payment schedule sometime in the 1Q 2023-2024.  This is a great opportunity to reduce the $500,000 annual electrical expense.

The PCV Grill commissions for June, July & August increased by $11k versus the same time the previous year.  The additional revenue can be contributed to the increased socialization in the Square due and enjoyment of the new tables and recreation events.

In reviewing the group rally bookings for 2023, we determined that a revision was needed in order to protect Shareholder time in the Fall particularly.  We have adjusted the rally metrics to a minimum of 25 sites to qualify and a maximum of 50 sites per night.  We have made allowances for the larger legacy groups such as the two vintage rallies and Pride.  The rallies will have a two-night minimum on weekdays and a three-night minimum for weekend bookings.  There is no discount offered for months that traditionally have higher occupancy.  We are offering a discounted rate for rallies in Jan and Feb which traditionally has occupancy rates in the low 60%.

We’re excited for the recent and upcoming technology updates.  We have completed migrating our accounting software off of the server and it is now cloud based allowing us to integrate our systems for better accountability.

The team is finalizing the set-up and data import for our new reservation system, Newbook which will integrate with our accounting software and should go live Oct 5, 2023.  The guest services reservation team has received new work chairs and will receive new computers and headsets to make their workstations more ergonomic and comfortable.  We will announce it on our Social Media pages to confirm the launch.  Shareholders will receive an email around that time, inviting them to set up their account.  The accounts will allow Shareholders to update contact information, add family account users, monitor share usage nights, and submit real time reservations.

September 16, 2023

We are working on upgrading the phone system and am hoping to have installed in October.  The new system and online reservations should ease the frustration during release dates.

The Corporate team is working on the October Corporate Chronicles.  Please submit any SH questions that you would like to see answered in the issue.  Those questions can be sent to either RV@Visitpcv.com or Directors@Visitpcv.com

It’s an exciting time to be Making Memories with you.

EXECUTIVE AND PERSONNEL & COMPENSATION/BENEFITS COMMITTEE REPORT

Mr. Pappi, Chair of the Executive Committee, reported that the Committee met Friday, September 15, 2023, at 2:30 pm. All the members were present except for Karen King and Jack Williams.  He reported that Lesley Marr read her Manager’s Report to the Committee. The committee discussed working with the owners of abandoned RVs in our storage lots to inquire about removing them. The Reservations Team participated in a contest amongst themselves, and the goal was to collect the most past due reservation balances. It proved to be successful and a great team building exercise. The contract for the billboard on Lot L in Nipomo was reviewed. The project of rebuilding the shed behind the General Store, started under Jay Jamison, is now being completed under GM/Lesley Marr. New Group parameters were set for the Reservation Team to implement. A group is now considered between 25 and 50 RVs. The meeting was adjourned at 4:00 p.m.

FINANCE COMMITTEE REPORT

Mr. Brian Skaggs reported that the Committee met September 16, 2023, at 8:30 a.m. All Committee members were present except Jack Williams and Bill Fischer. The Committee reviewed the June through August 2023 financial statements. There were discussions and clarifications.  They also reviewed the budget for the Fiscal Year ending September 2024. No issues were found. The budget for Capital Expenditures was reviewed along with various items that were discussed with Lesley. There wasn’t any new or old business discussed. The meeting was adjourned at 9:45 a.m.

OPERATIONS COMMITTEE REPORT

Mr. Enns, Chair, reported that the Committee met this Friday, September 15, 2023, at 12:45p.m. All Committee members were present. The committee reviewed the payment in advance while making reservations policy and was advised Newbook is the new reservation system being implemented that will make the reservation experience much easier for the guests. It was also discussed that trailers being requested to be towed into the resort, must have their tires replaced every six years. They also reviewed patron comments. The meeting was adjourned at 2:00 p.m.

AUDIT COMMITTEE REPORT

Mr. Wayne Hardesty reported the Committee met Friday, September 15, 2023, at 2:30p.m. in the Clubhouse. All Committee members were present except Jerry Roberts. The Committee discussed the 10Q process and filing for the quarter ending June 30, 2023. The Proxy Statement was reviewed and discussed for potential changes to 2024. The detail adjusted trial balance from recent 10Q filing was reviewed and discussed. The committee also reviewed and discussed detail asset listing from July filing of the September 2022 year end corporate return. Reservation and accounting software systems were discussed.

September 16, 2023

ENVIRONMENTAL, HEALTH & SAFETY ADVISORY COMMITTEE REPORT

Mr. Sam Blank, Chair reported the committee met Friday, September 15, 2023, at 8:30am. All members were in attendance. Mr. Charles Amian was a Guest. Mr. Blank reported that the resort accident and injury reports were reviewed. The Lists of Advisories were reviewed and completed items will be removed from the list. The committee reviewed maintenance reports for August and September. Charles reviewed the Emergency Response Plan along with several other training programs with the committee and recommendations were made. Staff Training programs were discussed for August and September as well. The meeting was adjourned at 10:00 a.m.

NOMINATING COMMITTEE REPORT

Mr. Nunlist, Chair, reported that the Committee met Saturday August 25, 2023, at 9:30 a.m. in the Oceanview Room. All Committee members were present. Guests were Barbara Boswell and Kim Dougherty. The Committee interviewed said guests, discussed interviews and ranked candidates. The committee also discussed the Go Forward Plan. The meeting was adjourned at 12:10 p.m.

The Nominating Committee also met on Saturday, September 16, 2023, at 8:30 a.m. in the Clubhouse. All the members were present. Introducing the new candidates to the Board was discussed. The committee wants to explore an orientation meeting with the new Board Members in January and make a list of items to discuss with new members. There being no further discussion, the meeting was adjourned at 9:15 a.m.

SHAREHOLDER COMMENTS

Shareholder, Paula Kinsel expressed concern regarding children not wearing helmets while riding bikes, scooters, etc. and riding too fast through the park.

Shareholders stated they were glad the phone system is getting an upgrade, that the reservation software is long overdue for an upgrade.

Kathy DePalma owns two shares. She appreciates the latest special edition of the Corporate Chronicle. It was asked if there was any more room in our storage lots. Lesley responded, informing the shareholders that the 2,250 storage spots are full. There is a 6-year Department of Transportation rule for tires; that they must be replaced prior to being towed. Discarding of those tires was discussed and it was suggested we find a tire removing service that storage customers are encouraged to use with the idea that said service would provide a discount to our customers. Our drivers are Class A licensed drivers that inspect each trailer before towing it. We are also working on tying the reservation system to the accounting system. It is a long-term process to rectify the long-term issues. More storage was asked about and Lot Z in Nipomo was discussed. It is a self-storage lot. The shareholder was informed that it is a 1-2 year waiting period before Lot L will be available storage.

Mark shared concern about Board Member, Suzanne Colvin’s election to the Board. He stated that he had access to the Security Exchange Commission Filing website that showed her share was purchased in 2022. Ms. Colvin responded with her offer to provide a copy of her share and when it was purchased to show compliance. President, George Pappi, Jr. stated he will be looking into the validity of the concern. He also shared that he switched storage companies to Monarch Storage after his trailer was damaged at PCV Storage lot. Management insured Lot B was secured, and Mark read the definition of secured to express that that word is left open to interpretation. He was concerned PCV is not doing enough to protect the storage lots, especially Lot B. Security and trailer movers are not waiting for gate to close before exiting the storage areas. He wanted to know if PCV will compensate him for his insurance deductible.

September 16, 2023

Rex Davis stated that he was concerned about the barbed wire fence not preventing break-ins. He was also concerned about the length of time it is taking to update the computer and phone system. George responded that it is being worked on.

Raul and Patricia showed appreciation to Kari, Brenda, and the rest of the reservation team for their handling of the reservations with great attitudes and are very helpful.

Sandy and Sally have been shareholders since 1990. Sandy wanted to know what direction PCV is going in. She has heard many rumors and wanted clarification on Shareholder time restrictions, vendors providing professional services to guests and also asked if there was a usage fee for resort amenities. George Pappi advised that Lesley would address those rumors to visit her during the break.

John stated that in his career he had picked up more than one deceased child off the street due to accidents. He is concerned about children riding bikes, scooters, etc. too fast and getting injured.

Mrs. Zamora asked if there was a “2 week only stay rule.” Per the Shareholder Manual, it is stated that, “Reservation requests west of the restroom/shower facilities are limited to fourteen (14) consecutive nights. Occupancy in Sites 1 through 4 and 22 through 26 by any guest will be for a maximum of fourteen (14) total nights per year.  She has been in site 175 all summer and the kids are jumping over the Pedestrian gate to the beach. Security and the Pismo Beach Police Department have been notified and warned the children that they need to adhere to the curfew.

Jeanne Souza inquired about handing out Articles of Incorporation and the By-Laws to each of her customers. George informed Jeanne that there is a PDF available on the website. Lesley suggested Jeanne ask the Administrative Assistance in the Corporate Office to print them out per sale at Jeanne’s request. We are here to help shareholders with office-type tasks as needed. She advised that it is environmentally insensitive to print unnecessary documents.

A Shareholder asked about our solar project and Lesley responded letting her know she will meet with her individually to answer any questions. Lesley also suggested that if any shareholders wanted to ask questions, we could schedule a meeting where it is just a Q & A to satisfy any concerns.

Dwight Plumley, Board Member stated that he and other Board Members are more than willing and always available to answer questions or concerns anyone has. He offered to provide his phone number, site number or any other contact information necessary to get ahold of him.

Lesley also reassured the attendees of the meeting that it takes 80% of the Shareholders to vote yes in order to make any changes to the Articles of Incorporation.

Mr. Pappi stated that change is difficult and reassured the shareholders that there are plans in place to deal with these changes. He also asked the shareholders to trust the Board to make sure all concerns will be handled appropriately.  He thanked the shareholders for their attendance. The meeting was recessed at 12:00 p.m. He reconvened the Board of Directors meeting in Closed Session immediately after the recess.

September 16, 2023

STOCK REPORT

Mr. Willems reported that he had reviewed the stock transfers shown on the Stock Transfers List dated September 16, 2023, and these transfers have met the criteria for changing ownership and have been approved for transfer.

Mr. Pappi called for a break at 11:07 a.m. and requested to reconvene at 11:20 a.m.

General Manager, Lesley Marr, Executive Assistants, Jessi Adkins and Tina Palmer were present for this Closed Session at 11:20 a.m.

George let the Board know it was great that Shareholders were communicating and asking questions instead of showing anger and contempt. It was also mentioned that Lesley is the first General Manager to receive a round of applause after reading the Manager’s General Report.

OLD BUSINESS

None

NEW BUSINESS

Terry announced a Share Holder approached him and gave the Board recognition for the great job they are doing, the committee chairs for all of their hard work and they really appreciated the reports and the read out due to clarification of issues addressed in said report.

JANUARY MEETING

George advised all Board members to complete and sign all documents in the blue folders they received so that the Corporate Office can be properly prepared for the January Annual Meeting. If changes are needed, write them down and sign the documents. It was advised each member to make a copy of what they are signing this year.

RETIRING BOARD MEMBERS

Three members of the Board are retiring as of September 30, 2023.

Jerry Roberts is retiring due to health issues. Jerry has been a great addition to the Board, and all have enjoyed working with him. He was not present to make a statement regarding his retirement.

Gary Nelson is retiring as of September 30, 2023. George stated Gary was a great friend, a great co-member of the Board and he will be greatly missed. Gary spoke on his own behalf stating that he has served on the Board of Directors for 15 years and wants to retire and vacate a position to allow a new Nominee that can effectively serve the board and be mentored by current members. He also stated that he and his wife desire to spend more time with their children and grandchildren.  It’s simply time to move into that portion of their lives.

Bill Fischer is retiring as of September 30, 2023. George read a departing letter that Bill wrote to the Board. Bill has served on the Board for 22 years and has held every position possible. He stated he worked mostly on the Finance and Nominating Committees and although he is still mentally present and capable of serving on the Board, he doesn’t feel that physically, he is still able. He is aware of great candidates that are up to filling his position and he’d like to give qualified candidates an opportunity to serve in his place.

September 16, 2023

LESLEY MARR

Brain Skaggs acknowledged and thanked General Manager, Lesley Marr, for an excellent job on the landscaping projects she implemented, the grass growing and an overall better appearance. Brian asked if ice plants can be planted at Access gate 3 to keep the sand down. Lesley advised that the team is in discussion; however, ice plants do attract rats.

Lesley also reminded the Board Members to please wear a coat; tie not necessary; to the Board Appreciation Dinner this evening at Madonna Inn, beginning at 6:00 p.m.

RAPID RV

Lesley Marr negotiated with Rapid RV to reduce the hourly cost of their service for our Shareholders to $179 per hour as opposed to $240 hour that the general public is charged. Shareholders can obtain their shareholder cards from the Corporate Office.

STOCK REPORT

Mr. Willems reported that he had reviewed the stock transfers shown on the Stock Transfers List dated September 16, 2023, and these transfers have met the criteria for changing ownership and have been approved for transfer.

RESOLUTION # 1297/1275

Resolved that the Board of Directors Adopts the Operating Budget for Fiscal Year 2023/2024

Board Member moved to approve the budget through September 2024

George called for a Vote.

All in agreement

No oppositions

Motion was approved.

RESOLUTION # 1298

Authorizes Lesley Marr/GM and the Capital Assets/Acquisition Committee to hire Garing, Taylor & Associates for Boundary Survey Services for Storage Lot Z (APN’s 161-131-001, 161-131-005, 161-131-012 & 161-131-013.) to establish and replace the missing property corners with fees not to exceed $25,000.

Marcus Johnson motioned to approve the survey for lot Z in Oceano.

Board Member seconded the motion.

All in agreement

No oppositions

Motion was approved.

RESOLUTION # 1291

Authorizes Lesley Marr/GM and the Capital Assets/Acquisition Committee to hire Albion Environmental for Phase II Cultural Resource Evaluation Study for Storage Lot L (Lots 29 & 30, 255 N. Oak Glen Ave., Nipomo, CA 93444) with a total cost of $30,000.

There being no further business, the meeting was adjourned at 12:01 p.m.

The above minutes of the September 16, 2023, Board of Directors’ Meeting are correct and accepted as presented.

/S/ Gary Willems
Gary Willems, V. P. – Secretary

September 16, 2023